UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of the Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION FILES PRELIMINARY CONSENT STATEMENT TO CALL SPECIAL MEETING OF SHAREHOLDERS

Launches MaximizeAJRDvalue.com, Providing Additional Information for Shareholders

EL SEGUNDO, Calif., April 25, 2022. Eileen Drake (Aerojet Rocketdyne’s CEO) and Gen. Kevin Chilton (Ret.), Thomas Corcoran and Gen. Lance Lord (Ret.) (three of its Independent Directors) today announced that they have filed preliminary solicitation materials with the Securities and Exchange Commission in connection with their solicitation of consents to call a special meeting of shareholders of Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (the “Company”) on June 21, 2022. The special meeting will give shareholders the opportunity to elect a new board of directors.

Highlights of the preliminary consent statement include a chronological summary of the various steps that Executive Chairman Warren Lichtenstein and his three allies on the Board have taken to delay the annual meeting of shareholders and the election of directors and Mr. Lichtenstein’s recent antitrust regulatory notice regarding his present intention to acquire up to $1 billion of Company voting securities. The Company’s last annual meeting of stockholders occurred on May 5, 2021.

The preliminary proxy statement is available on MaximizeAJRDvalue.com. The website contains other resources and information about our efforts.

Shareholders with questions can contact our solicitor: D.F. King & Co., (212) 269-5550 (collect) or via e-mail at AJRD@dfking.com.

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Important Information

This communication is being sent in our individual capacity, and not on or behalf of Aerojet Rocketdyne, Inc (the “Company”). No Company resources were used in connection with these materials. Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Incumbent Directors”) filed on April 22, 2022 a preliminary solicitation statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of agent designations to call a special meeting of stockholders of the Company (the “Preliminary Solicitation Statement”), and will also file a definitive solicitation statement. The Incumbent Directors will furnish the definitive solicitation statement to stockholders, together with a WHITE agent designation card. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE SOLICITATION STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Preliminary Solicitation Statement, the definitive solicitation statement, any amendments or supplements to the solicitation statement and other documents that the Incumbent Directors file with the SEC from the SEC’s website at www.sec.gov. The Incumbent Directors together with Gail Baker, Marion Blakey, Charles Bolden and Deborah Lee James may be deemed participants in the solicitation of agent designations from stockholders. Information about the participants is set forth in the Preliminary Solicitation Statement.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com